UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Company ☒

Filed by a Party other than the Company ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

MORGANS HOTEL GROUP CO.

(Name of Company as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Company)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

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YOUR VOTE IS IMPORTANT
PLEASE SUBMIT YOUR PROXY TODAY

January 15, 2010

Dear Fellow Stockholder:

We have previously mailed to you proxy materials in connection with the Special Meeting of Stockholders of Morgans Hotel Group Co. (“Morgans”) to be held on January 28, 2010.  Your vote is important and your participation is requested at this important meeting.

At the Special Meeting, holders of shares of our common stock will be asked to consider and vote on a proposal to approve the full exercise of the warrants contemplated by the Securities Purchase Agreement and the Real Estate Fund Formation Agreement, between Morgans and the Investors and the Investor Manager, respectively, and the issuance of the underlying shares of our common stock in connection with such full exercise.  Holders of our shares of common stock will also be asked to consider and vote on a proposal to approve an amendment to our Amended and Restated 2007 Omnibus Incentive Plan.

If we do not receive the required stockholder approval of the full exercise of the warrants described above and the issuance of the underlying shares of our common stock in connection with such full exercise by January 29, 2010, warrants to purchase more than 19.9% of our common stock, if vested (to the extent subject to vesting), will become redeemable at the option of the holders and will represent the right to receive a payment in cash during the 7-1/2 year life of the warrants equal to our share price at the time of exercise less the then-applicable exercise price.

Our board of directors has approved the full exercise of the warrants described above and the issuance of the underlying shares of our common stock in connection with such full exercise and recommends that you vote “FOR” the proposal and “FOR” the proposal to Amend the 2007 Omnibus Incentive Plan.

Your vote is very important, regardless of the number of shares that you own.  The failure of any stockholder to vote in person or by proxy at the Special Meeting or submit a signed proxy card will have the same effect as a vote “AGAINST” the proposals.

Thank you for your cooperation, continued support and prompt response.

Sincerely, Richard Szymanski Secretary

3 Easy Ways To Vote

Help your company avoid the expense of further solicitation by voting today. You may use one of the following simple methods to vote your shares:

1.
Vote by Telephone.  Call the toll-free number listed for this purpose on your proxy card or voting instruction form.  Have your control number listed on the form ready and follow the simple instructions.

2.	Vote by Internet. Go to the website listed on your proxy card or voting instruction form. Have your control number listed on the form ready and follow the simple instructions.

3.	Vote by Mail. Mark, sign, and date your proxy card or voting instruction form and return it in the postage-paid return envelope provided.

Please Act Today

YOUR VOTE IS IMPORTANT

Please help your company save additional solicitation costs by marking, signing, dating and returning your enclosed proxy card or voting instruction form today.  Please do so for each account you maintain. Internet and telephone voting are also available.  Please refer to your proxy card or voting instruction form for instructions.  If you have any questions or need assistance voting your shares, please call D. F. King & Co., Inc., which is assisting Morgans Hotel Group Co., toll-free at 1-800-269-6427.